Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-274160, 333-272343 and 333-284525) and Form S-3 (File No. 333-291758, 333-283945, 333-271091, and 333-280884) of our report dated March 31, 2025, with respect to the consolidated financial statements of T Stamp, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Marlton, NJ
March 31, 2026